UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2009, ev3 Inc. announced that Shawn T. McCormick has been appointed Senior Vice President and Chief Financial Officer of ev3 Inc. effective as of January 19, 2009. Mr. McCormick will succeed Patrick D. Spangler, who has resigned as Senior Vice President and Chief Financial Officer of ev3 effective as of January 19, 2009.
Mr. McCormick, age 44, brings more than 15 years of experience in the medical device industry to ev3. He most recently served as Vice President, Corporate Development at Medtronic, Inc. where he was responsible for leading Medtronic’s worldwide business development activities and previously had served in key corporate and divisional financial leadership roles within the Medtronic organization. Mr. McCormick joined Medtronic in July 1992 and held various finance positions during his tenure. From May 2008 to January 2009, he served as Vice President, Corporate Development of Medtronic. From July 2007 to May 2008, he served as Vice President, Corporate Technology and New Ventures of Medtronic. From July 2002 to July 2007, he was Vice President, Finance for Medtronic’s Spinal, Biologics and Navigation business. Prior to that, Mr. McCormick held various other positions with Medtronic, including Corporate Development Director, Principal Corporate Development Associate, Manager, Financial Analysis, Senior Financial Analyst and Senior Auditor. Prior to joining Medtronic, he spent almost four years with the public accounting firm KPMG Peat Marwick. Mr. McCormick earned his M.B.A. from the University of Minnesota’s Carlson School of Management and his B.S. in Accounting from Arizona State University. He is a Certified Public Accountant.
In connection with Mr. McCormick’s appointment as an executive officer of ev3, ev3 has entered into an offer letter agreement and intends to enter into an employment agreement, a change in control agreement and an indemnification agreement with Mr. McCormick. In connection with Mr. Spangler’s departure from ev3 and its subsidiaries, ev3 has entered into a separation agreement and release of claims and a consulting agreement with Mr. Spangler.
Pursuant to the terms of the offer letter agreement with Mr. McCormick, ev3 agreed to employ Mr. McCormick as Senior Vice President and Chief Financial Officer, commencing on January 19, 2009. The material terms of Mr. McCormick’s offer letter include:
•	a base salary of $350,000 per year, subject to change as determined by the Compensation Committee of the Board of Directors of ev3 from time to time;

•	eligibility to participate in ev3’s performance incentive compensation plan pursuant to which ev3’s executives and other employees may earn annual cash bonuses based on ev3’s financial performance, with an annual incentive target level at 60% of Mr. McCormick’s annual base salary;

•	a signing bonus in an amount equal to $100,000 and a retention bonus in an amount equal to $110,000, each to be paid within 30 days of Mr. McCormick’s first day of employment with ev3, with the signing bonus subject to Mr. McCormick’s continued employment with ev3 for a period of one year and the retention bonus subject to Mr. McCormick’s continued employment with ev3 for a period of up to three years;

•	a stock option to purchase 140,000 shares of ev3’s common stock at an exercise price equal to 100% of the fair market value of ev3’s common stock on the date of grant and a restricted stock grant covering 56,000 shares of ev3’s common stock, in each case subject to ev3’s standard vesting terms; and

•	eligibility to participate in ev3’s benefit programs in accordance with the terms of such plans or programs, which are available to ev3 employees.
Pursuant to the terms of the employment agreement, ev3 will agree to employ Mr. McCormick on an “at-will” basis and on the terms set forth in the offer letter. Mr. McCormick will agree not to disclose ev3’s confidential and proprietary information, both during his employment with ev3 as well as to the fullest extent permitted by law after his employment is voluntarily or involuntarily terminated. Mr. McCormick also will agree to a non-competition and non-solicitation provision, which will restrict his activities after the termination of his employment with ev3 for a one-year period.
Pursuant to the terms of the change in control agreement, Mr. McCormick will be entitled, upon the occurrence of a change in control of ev3, to base pay owed to him through such date and a pro rata portion of his bonus plan payment based on the number of months in the year worked prior to the change in control. In addition, upon the occurrence of a change in control of ev3, Mr. McCormick’s signing bonus and retention bonus will fully “vest” and no longer be subject to repayment. In addition, in the event Mr. McCormick’s employment with ev3 is terminated by ev3 for any reason other than death or for cause or if Mr. McCormick terminates his employment for good reason within 24 months following the change in control, Mr. McCormick will be entitled to receive a lump sum cash payment equal to 12 months of his then-current base pay and the full amount of his target annual bonus under ev3’s bonus plan. Mr. McCormick also will be entitled to receive certain group health plan benefits for a period of up to 18 months, outplacement services for a cost of up to $20,000 and certain indemnification rights. To the extent any payments received by Mr. McCormick constitute parachute payments which result in an excise tax under Section 4999 of the Internal Revenue Code, Mr. McCormick will receive gross-up payments to cover such excise tax as well as applicable taxes on such gross-up payments.
Pursuant to the terms of the indemnification agreement, which agreement would be in substantially the form of agreement entered into between ev3 and its other executive officers, ev3 will be required to indemnify Mr. McCormick against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if he is made a party because he is or was an executive officer of ev3. ev3 will be obligated to pay these amounts only if Mr. McCormick acted in good faith and in a manner that he reasonably believed to be in or not opposed to ev3’s best interests. With respect to any criminal proceeding, ev3 will be obligated to pay these amounts only if Mr. McCormick had no reasonable cause to believe his conduct was unlawful. The indemnification agreement also sets forth procedures that will apply in the event of a claim for indemnification.
In connection with Mr. Spangler’s resignation, on January 9, 2009, ev3 and Mr. Spangler entered into a separation agreement and release of claims and a consulting agreement. The separation agreement provides for the following, among other things:
•	cash payments by ev3 to Mr. Spangler in an aggregate amount equal to his annual base salary of $314,800, paid in accordance with ev3’s normal payroll practices, in the form of salary continuation over the next 12 months;

•	a lump sum cash payment equal to Mr. Spangler’s annual incentive plan payout (which was 60% of his annual base salary) for 2008 to be based on ev3’s financial performance for 2008 and determined and paid in 2009 in accordance with the terms of ev3’s 2008 performance incentive compensation plan;

•	if timely elected, payment of COBRA continuation coverage premiums for a period through no later than December 31, 2009; and

•	payment of outplacement services for a period of up to one year from the date of his resignation.
The separation agreement also includes a general release of claims against ev3 by Mr. Spangler and an agreement by Mr. Spangler to cooperate with respect to any future investigations and litigation.
Pursuant to the terms of the consulting agreement, Mr. Spangler will serve as a consultant of ev3 for one year from his separation date. Mr. Spangler will receive $1,000 per month for up to 10 hours of consulting services per month and will be compensated at a rate of $150 per hour for any consulting services in excess of the foregoing. The consulting agreement also contains customary confidentiality provisions.
The foregoing summaries of the offer letter, employment agreement, change in control agreement and indemnification agreement with Mr. McCormick and the separation agreement and consulting agreement with Mr. Spangler do not purport to be complete and are qualified in their entirety by reference to the actual agreements or forms of agreements, copies of which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this report and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description

10.1	Offer Letter dated January 5, 2009 between ev3 Inc. and Shawn McCormick

10.2	Form of Employment Agreement effective as of January 19, 2009 between ev3 Endovascular, Inc. and Shawn McCormick

10.3	Form of Change in Control Agreement effective as of January 19, 2009 among ev3 Inc., ev3 Endovascular, Inc. and Shawn McCormick

10.4	Form of Indemnification Agreement effective as of January 19, 2009 between ev3 Inc. and Shawn McCormick

10.5	Separation Agreement and Release of Claims effective as of January 19, 2009 between ev3 Endovascular, Inc. and Patrick D. Spangler

10.6	Consulting Agreement effective as of January 20, 2009 between ev3 Endovascular, Inc. and Patrick D. Spangler

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2009	ev3 INC.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit		Method of
No.	Description	Filing

10.1	Offer Letter dated January 5, 2009 between ev3 Inc. and Shawn McCormick	Filed herewith

10.2	Form of Employment Agreement effective as of January 19, 2009 between ev3 Endovascular, Inc. and Shawn McCormick	Filed herewith

10.3	Form of Change in Control Agreement effective as of January 19, 2009 among ev3 Inc., ev3 Endovascular, Inc. and Shawn McCormick	Filed herewith

10.4	Form of Indemnification Agreement effective as of January 19, 2009 between ev3 Inc. and Shawn McCormick	Filed herewith

10.5	Separation Agreement and Release of Claims effective as of January 19, 2009 between ev3 Endovascular, Inc. and Patrick D. Spangler	Filed herewith

10.6	Consulting Agreement effective as of January 20, 2009 between ev3 Endovascular, Inc. and Patrick D. Spangler	Filed herewith